[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                   Exhibit 10.37






                   STOCK PURCHASE AND STOCK ISSUANCE AGREEMENT

                                     BETWEEN


                         SMITHKLINE BEECHAM CORPORATION
                                       AND

                                 EXELIXIS, INC.

                                   DATED AS OF
                                OCTOBER 28, 2002

                                  TABLE OF CONTENTS

                                                                     PAGE
ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Change of Control. . . . . . . . . . . . . . . . . . . . . . . .   2
     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Deferral Notice. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Deferral Period. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Development Term . . . . . . . . . . . . . . . . . . . . . . . .   2
     DWAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Exercise Notice. . . . . . . . . . . . . . . . . . . . . . . . .   2
     Expanded Program Option. . . . . . . . . . . . . . . . . . . . .   2
     Expanded Program Option Shares . . . . . . . . . . . . . . . . .   2
     Extension Period . . . . . . . . . . . . . . . . . . . . . . . .   2
     Fair Market Value. . . . . . . . . . . . . . . . . . . . . . . .   3
     Financial Statements . . . . . . . . . . . . . . . . . . . . . .   3
     Form 10-K. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Form 10-Q. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Governmental Authority . . . . . . . . . . . . . . . . . . . . .   3
     HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Initial Closing. . . . . . . . . . . . . . . . . . . . . . . . .   3
     Initial Shares . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Intellectual Property. . . . . . . . . . . . . . . . . . . . . .   3
     Legal Proceeding . . . . . . . . . . . . . . . . . . . . . . . .   3
     Limited Program Option . . . . . . . . . . . . . . . . . . . . .   3
     Limited Program Option Shares. . . . . . . . . . . . . . . . . .   3
     Limited Release Date . . . . . . . . . . . . . . . . . . . . . .   3
     Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Material Adverse Effect. . . . . . . . . . . . . . . . . . . . .   3
     Material Agreement . . . . . . . . . . . . . . . . . . . . . . .   4
     Material Breach. . . . . . . . . . . . . . . . . . . . . . . . .   4
     Material Event . . . . . . . . . . . . . . . . . . . . . . . . .   4
     National Securities Market . . . . . . . . . . . . . . . . . . .   4
     OfficerCertificate . . . . . . . . . . . . . . . . . . . . . . .   4
     Operating Documents. . . . . . . . . . . . . . . . . . . . . . .   4
     Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Option Closing Date. . . . . . . . . . . . . . . . . . . . . . .   4
     Option Exercise Date . . . . . . . . . . . . . . . . . . . . . .   4
     Option Shares. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Permitted Transferee . . . . . . . . . . . . . . . . . . . . . .   4
     Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Registrable Shares . . . . . . . . . . . . . . . . . . . . . . .   4
     Registration Expenses. . . . . . . . . . . . . . . . . . . . . .   4
     Registration Statement . . . . . . . . . . . . . . . . . . . . .   4
     Registration Trigger Date. . . . . . . . . . . . . . . . . . . .   4
     Restricted Period. . . . . . . . . . . . . . . . . . . . . . . .   4
     Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     SEC Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Securities Act . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Selling Expenses . . . . . . . . . . . . . . . . . . . . . . . .   5
     Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Standstill Period. . . . . . . . . . . . . . . . . . . . . . . .   5
     Stock Repayment. . . . . . . . . . . . . . . . . . . . . . . . .   5
     Stock Repayment Amount . . . . . . . . . . . . . . . . . . . . .   5
     Stock Repayment Closing Date . . . . . . . . . . . . . . . . . .   5
     Stock Repayment Notice . . . . . . . . . . . . . . . . . . . . .   5
     Stock Repayment Shares . . . . . . . . . . . . . . . . . . . . .   5
     Transaction Documents. . . . . . . . . . . . . . . . . . . . . .   5
     Third Party. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Trading Day. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     United States or U.S.. . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE 2
AUTHORIZATION AND ISSUANCE OF THE SHARES. . . . . . . . . . . . . . .   5
     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Issuance and Sale of the Initial Shares. . . . . . . . . . . . .   5
     Issuance, Sale, Pricing and Conditions of the Option Shares. . .   5
       The Expanded Program Option. . . . . . . . . . . . . . . . . .   6
       The Limited Program Option . . . . . . . . . . . . . . . . . .   6
     Issuance of the Stock Repayment Shares . . . . . . . . . . . . .   6
     Conditional Limitation on Ownership. . . . . . . . . . . . . . .   7
ARTICLE 3
CLOSING; DELIVERY; NOTICE . . . . . . . . . . . . . . . . . . . . . .   7
     Initial Closing. . . . . . . . . . . . . . . . . . . . . . . . .   7
     Payment and Delivery of the Initial Shares . . . . . . . . . . .   7
       Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
       Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Payment and Delivery of the Option Shares. . . . . . . . . . . .   8
       Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
       Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
       Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     The Stock Repayment Shares . . . . . . . . . . . . . . . . . . .   8
       Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
       Stock Repayment Closings . . . . . . . . . . . . . . . . . . .   8
     Delivery; Satisfaction of Obligation . . . . . . . . . . . . . .   8
     Location . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF EXELIXIS. . . . . . . . . . . . . .   9
     Organization, Good Standings and Qualification.  Exelixis. . . .   9
     Authorization; Due Execution . . . . . . . . . . . . . . . . . .   9
     Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Validity of Shares . . . . . . . . . . . . . . . . . . . . . . .  10
     SEC Filings; Financial Statements. . . . . . . . . . . . . . . .  10
       SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . . .  10
       Financial Statements . . . . . . . . . . . . . . . . . . . . .  11
       No Material Adverse Effect . . . . . . . . . . . . . . . . . .  11
     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Governmental Consents. . . . . . . . . . . . . . . . . . . . . .  11
     Compliance with Applicable Laws and Other Instruments. . . . . .  12
     Compliance with Environmental Laws . . . . . . . . . . . . . . .  12
     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Properties . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Intellectual Property. . . . . . . . . . . . . . . . . . . . . .  13
     Effect of Representations and Warranties . . . . . . . . . . . .  13
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF GSK; RESTRICTIONS ON TRANSFER OF
THE SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Representations and Warranties . . . . . . . . . . . . . . . . .  13
       Corporate Organization and Authority . . . . . . . . . . . . .  13
       Authorization; Due Execution . . . . . . . . . . . . . . . . .  13
       Investment Only. . . . . . . . . . . . . . . . . . . . . . . .  14
       Experience . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       Accredited Purchaser . . . . . . . . . . . . . . . . . . . . .  14
     No Registration. . . . . . . . . . . . . . . . . . . . . . . . .  14
     Limitations on Transfer. . . . . . . . . . . . . . . . . . . . .  14
     Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
ARTICLE 6
CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . .  15
     Conditions to Obligations of GSK to Consummate each Closing. . . 15 Conditions to Obligations of Exelixis to Consummate each Closing 17
ARTICLE 7
ADDITIONAL AGREEMENTS; LOCK UP; STANDSTILL. . . . . . . . . . . . . .  17
     Registration of Shares . . . . . . . . . . . . . . . . . . . . .  17
       Registration Requirements. . . . . . . . . . . . . . . . . . .  17
       Incidental Registration. . . . . . . . . . . . . . . . . . . .  18
       Registration Expenses. . . . . . . . . . . . . . . . . . . . .  19
       Registration Suspension. . . . . . . . . . . . . . . . . . . .  19
       Registration Procedures. . . . . . . . . . . . . . . . . . . .  20
       Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  20
     Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Other Actions. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Lock Up and Selling Restrictions . . . . . . . . . . . . . . . .  22
     Standstill . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Conditions Eliminating Standstill. . . . . . . . . . . . . . . .  24
     Conditions Eliminating Lock Up . . . . . . . . . . . . . . . . .  24
     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .  25
     Exelixis Repurchase Option . . . . . . . . . . . . . . . . . . .  25
ARTICLE 8
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . .  26
     Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Performance Warranty . . . . . . . . . . . . . . . . . . . . . .  26
     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  28
     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Use of Name. . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Further Actions. . . . . . . . . . . . . . . . . . . . . . . . .  29
     Survival of Representations and Warranties . . . . . . . . . . .  29
     Parties in Interest. . . . . . . . . . . . . . . . . . . . . . .  29
     Construction of Agreement. . . . . . . . . . . . . . . . . . . .  29
     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     FinderFees . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . .  30

                                LIST OF SCHEDULES

     SCHEDULE  4.3     SCHEDULE  OF  OUTSTANDING  SECURITIES

     SCHEDULE  4.6     DISCLOSURE  OF  OUTSTANDING  LITIGATION









[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                   STOCK PURCHASE AND STOCK ISSUANCE AGREEMENT

THIS  STOCK  PURCHASE  AND  STOCK  ISSUANCE  AGREEMENT  (the  "Stock  Purchase
Agreement")  is  made  and  entered  into as of October 28, 2002 (the "Effective
Date") by and between EXELIXIS, INC., a Delaware corporation, having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083 ("Exelixis"), and SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation doing business as GlaxoSmithKline ("GSK"). Exelixis and GSK are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     A. Exelixis and GSK have entered into that certain Product Development and Commercialization Agreement of even date herewith (the "Development Agreement") and the Loan and Security Agreement of even date herewith (the "Loan Agreement") (this Stock Purchase Agreement, Development Agreement and Loan Agreement, are collectively referred to herein as the "Transaction Documents") and, in connection with, and as a condition of entering into the Development Agreement, the Parties desire to enter into this Stock Purchase Agreement providing for the purchase of capital stock of Exelixis by GSK.

     B. Exelixis desires to sell to GSK, and GSK desires to make an initial purchase from Exelixis of Two Million (2,000,000) shares (the "Initial Shares") of Exelixis' common stock, par value $0.001 per share (the "Common Stock"), upon the Initial Closing (as defined in Section 3.1).

     C. Exelixis and GSK desire to provide for the possibility of additional purchases by GSK of up to [*] shares of Common Stock, at Exelixis' option, in accordance with the terms and conditions set forth herein, subject to the reduction of the number of shares as provided in Section 2.2.

     D. Exelixis and GSK desire to provide for the issuance of additional shares of Common Stock that may be issued, at Exelixis' option, such option to be dependent on terms and conditions contained in the Loan Agreement and this Stock Purchase Agreement, in repayment of any outstanding loan amounts under the Loan Agreement (the "Stock Repayment Shares").

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Unless otherwise defined in this Stock Purchase Agreement, all capitalized terms shall have the meanings given them in the Development Agreement or the Loan Agreement. As used in this Stock Purchase Agreement, the following terms shall have the following respective meanings:

     1.1 "Affiliate" shall mean any Person, whether de jure or de facto, which directly or indirectly through one (1) or more intermediaries controls, is controlled by or is under common control with, a Party to this Stock Purchase Agreement. A Person shall be deemed to "control" another Person if it (i) owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person.

     1.2  "Change  of  Control"  shall mean a transaction in which [ * ].

     1.3  "Closing"  shall  have  the  meaning  set  forth  in  Section  3.4.2.

     1.4  "Common  Stock"  shall  have  the  meaning  set  forth  in  Recital B.

     1.5  "Deferral Notice" shall have the meaning set forth in Section 7.1.4(b)

     1.6  "Deferral Period" shall have the meaning set forth in Section 7.1.4(b)

     1.7 "Development Term" shall have the meaning set forth in Section 3.1.1 of the Development Agreement, as it may be amended from time to time.

     1.8  "DWAC"  shall  have  the  meaning  set  forth  in  Section  3.4.3.

     1.9 "Effective Date" shall have the meaning set forth in the introductory paragraph.

     1.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     1.11  "Exercise  Notice"  shall  have  the  meaning  set  forth  in Section
3.3.1.

     1.12 "Expanded Program Option" shall have the meaning set forth in Section 2.3.1.

     1.13  "Expanded  Program Option Shares" shall have the meaning set forth in
Section  2.3.1.

     1.14 "Extension Period" shall have the meaning set forth in Section 3.1.2 of the Development Agreement, as it may be amended from time to time.

     1.15  "Fair  Market Value" shall have the meaning set forth in Section 2.4.

     1.16 "Financial Statements" shall have the meaning set forth in Section 4.5.2.

     1.17 "Form 10-K" shall mean an annual report filed by Exelixis with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     1.18 "Form 10-Q" shall mean a quarterly report filed by Exelixis with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

     1.19 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.20 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.21.  "Initial  Closing"  shall have the meaning set forth in Section 3.1.

     1.22  "Initial  Shares"  shall  have  the  meaning  set forth in Recital B.

     1.23 "Intellectual Property" shall have the meaning set forth in the Loan Agreement.

     1.24 "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, governmental or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

     1.25 "Limited Program Option" shall have the meaning set forth in Section 2.3.2.

     1.26  "Limited  Program  Option Shares" shall have the meaning set forth in
Section  2.3.2.

     1.27 "Limited Release Date" shall have the meaning set forth in Section 7.4.2.

     1.28 "Loan Documents" shall have the meaning set forth in Section 1.45 of the Loan Agreement.

     1.29  "Material Adverse Effect" shall mean any material adverse effect upon
(a) the validity or enforceability of this Stock Purchase Agreement or any of the transactions contemplated by this Stock Purchase Agreement, (b) on the business, operations, condition (financial or otherwise), performance or properties of Exelixis taken as a whole, or (c) upon the ability of Exelixis to fulfill any of its obligations under this Stock Purchase Agreement.

     1.30 "Material Agreement" shall mean any agreement which is filed by Exelixis as part of its SEC Filings.

     1.31 "Material Breach" shall have the meaning set forth in Section 12.2.1 of the Development Agreement.

     1.32  "Material  Event"  shall have the meaning set forth in Section 7.1.4.

     1.33 "National Securities Market" shall mean the Nasdaq National Market System, The Nasdaq SmallCap Market and any other national public securities exchange.

     1.34 "Officer's Certificate" shall have the meaning set forth in Section 6.1.2.

     1.35 "Operating Documents" shall mean Exelixis' amended and restated certificate of incorporation, as filed with the State of Delaware, amended and restated bylaws, and all modifications and amendments thereto.

     1.36  "Option"  shall  have  the  meaning  set  forth  in  Section  2.3.

     1.37  "Option  Closing  Date"  shall  have the meaning set forth in Section
3.3.2.

     1.38 "Option Exercise Date" shall have the meaning set forth in Section 3.3.1.

     1.39  "Option  Shares"  shall  have the meaning set forth in Section 2.3.2.

     1.40 "Permitted Transferee" shall have the meaning set forth in Section 7.4.3.

     1.41 "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     1.42 "Registrable Shares" shall have the meaning set forth in Section 7.1.1(a).

     1.43 "Registration Expenses" shall have the meaning set forth in Section 7.1.3.

     1.44  "Resale  Registration  Statement" shall have the meaning set forth in
Section  7.1.1(a).

     1.45  "Registration  Trigger  Date"  shall  have  the  meaning set forth in
Section  7.1.1(a).

     1.46 "Restricted Period" shall have the meaning set forth in Section 7.4.1.

     1.47  "Rule  144"  shall  have  the  meaning  set  forth  in  Section  5.3.

     1.48  "SEC"  means  the  United  States Securities and Exchange Commission.

     1.49 "SEC Affiliate" shall have the meaning ascribed to the term "affiliate" under Rule 144 of the Securities Act.

     1.50  "SEC  Filings"  shall  have  the  meaning set forth in Section 4.5.1.

     1.51 "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     1.52  "Selling Expenses" shall have the meaning set forth in Section 7.1.3.

     1.53  "Shares"  shall  have  the  meaning  set  forth  in  Section  2.1.

     1.54  "Standstill  Period" shall have the meaning set forth in Section 7.5.

     1.55  "Stock  Repayment"  shall  have the meaning set forth in Section 2.4.

     1.56 "Stock Repayment Amount" shall have the meaning set forth in Section 2.4.

     1.57  "Stock  Repayment  Closing  Date" shall have the meaning set forth in
Section  3.4.2.

     1.58 "Stock Repayment Notice" shall have the meaning set forth in Section 3.4.1.

     1.59 "Stock Repayment Shares" shall have the meaning set forth in Recital D

     1.60 "Transaction Documents" shall have the meaning set forth in Recital A.

     1.61 "Third Party" shall mean any Person other than GSK or Exelixis and their respective Affiliates.

     1.62 "Trading Day" means a day on which the principal National Securities Market on which Exelixis Common Stock is trading or listed is open for trading.

     1.63  "United  States"  or  "U.S." shall mean the United States of America.

                                    ARTICLE 2
                    AUTHORIZATION AND ISSUANCE OF THE SHARES

     2.1 Authorization. Exelixis has, or shall have prior to the applicable issuance, authorized the issuance and sale of the Initial Shares, the Option Shares and the Stock Repayment Shares (collectively, the "Shares") pursuant to the terms and conditions hereof.

     2.2 Issuance and Sale of the Initial Shares. Subject to the terms and conditions of this Stock Purchase Agreement, on the date of the Initial Closing, Exelixis shall issue and sell to GSK, and GSK shall purchase from Exelixis, the Initial Shares, at a purchase price per share equal to Seven Dollars ($7.00) per share, or a total purchase price of Fourteen Million Dollars ($14,000,000.00) in the aggregate.

     2.3  Issuance,  Sale,  Pricing  and  Conditions  of  the  Option  Shares.
Subject to the terms and conditions set forth in this Section 2.3 and in Sections 2.5 and 3.3 hereof, Exelixis, in its sole discretion, shall have an option to issue and sell to GSK (the "Option"), and upon the exercise of the Option by Exelixis, GSK shall be obligated to purchase from Exelixis, the Expanded Program Option Shares or the Limited Program Option Shares as follows.

          2.3.1 The Expanded Program Option. Subject to the terms and conditions hereof and Section 2.3.2 below, if GSK selects its Expanded Program Option pursuant to Section 3.5.1(b) of the Development Agreement, Exelixis shall have the Option to require GSK to purchase from Exelixis up to [*] shares of Common Stock (the "Expanded Program Option Shares"), at a purchase price per share equal to [*] of the average of the opening and closing sale prices of Common
Stock as reported by the National Securities Market on which the Common Stock trades or is listed for the first twenty (20) consecutive Trading Days following the date which is two (2) Trading Days after Exelixis' filing of its most recent Form 10-Q or Form 10-K; provided, however, that in the event that the per share price of the Expanded Program Option Shares would result in an aggregate payment by GSK of greater than [*], then the number of Expanded Program Option Shares shall be reduced to the nearest such number of whole shares and payment shall approach as closely as possible, but not exceed, [*]. Exelixis shall exercise its option to require GSK to purchase the Expanded Program Option Shares, if at all, not later than thirty (30) Trading Days after the date that GSK selects the Expanded Program Option, by notifying GSK of the number of shares it wishes GSK to purchase. The purchase of the Expanded Program Option Shares shall close on the date which is fifteen (15) Trading Days after the date of such Exercise Notice.

          2.3.2 The Limited Program Option. Notwithstanding Section 2.3.1 above, if GSK selects or is deemed to have selected the Limited Program Option pursuant to Section 3.5.1(a) of the Development Agreement, Exelixis shall have the Option to require GSK to purchase from Exelixis up to [*] shares of Common Stock (the "Limited Program Option Shares"), (the Expanded Program Option Shares or the Limited Program Option Shares, each sometimes referred to as the "Option Shares"), instead of the Expanded Program Option Shares at a purchase price per share equal to [*] of the average of the opening and closing sale prices of Common Stock as reported by the National Securities Market on which the Common Stock trades or is listed for the first twenty (20) consecutive Trading Days following the date which is two (2) Trading Days after Exelixis' filing of its most recent Form 10-Q or Form 10-K; provided, however, that in the event that the per share price of the Limited Program Option Shares would result in an aggregate payment by GSK of greater than [*], then the number of Limited Program Option Shares shall be reduced to the nearest such number of whole shares and payment shall approach as closely as possible, but not exceed, [*]. Exelixis shall exercise its option to require GSK to purchase the Limited Program Option Shares, if at all, not later than thirty (30) Trading Days after the date GSK selects or is deemed to have selected the Limited Program Option, by notifying GSK of the number of shares it wishes GSK to purchase. The purchase of the Limited Program Option Shares shall close on the date which is fifteen (15) Trading Days after the date of such Exercise Notice.

     2.4 Issuance of the Stock Repayment Shares. Subject to the terms and conditions set forth in this Stock Purchase Agreement and the Loan
Agreement, Exelixis shall have an option to issue to GSK the Stock Repayment Shares in payment of all or any portion of the then due principal amount of any Advance (as defined in the Loan Agreement) and all accrued interest relating thereto up to and including any of the Payment Dates described in Section 5.1(a) of the Loan Agreement (the "Stock Repayment Amount") (each such instance being hereinafter referred to as a "Stock Repayment"). The number of shares of Common Stock comprising the Stock Repayment Shares issuable in connection with Stock Repayments shall be equal to the quotient of the applicable Stock Repayment Amount divided by the Fair Market Value (as defined below) of one share of Common Stock. No fractional shares shall be issued in connection with a Stock Repayment. The "Fair Market Value" of the Common Stock shall be deemed to be the average of the opening and closing sale prices of the Common Stock as reported by the National Securities Market on which the Common Stock trades or is listed for the first twenty (20) consecutive Trading Days immediately following the date which is two (2) Trading Days after Exelixis filed its most recent Form 10-Q or Form 10-K prior to the date of the Stock Repayment Notice.

     2.5 Conditional Limitation on Ownership. Notwithstanding anything to the contrary contained in this Stock Purchase Agreement, the total number of shares of Common Stock owned by GSK acquired pursuant to the Transaction Documents shall at all times be less than twenty percent (20%) of Exelixis' then outstanding Common Stock, as reported in Exelixis' most recent Form 10-Q or Form 10-K. In the event that any purchase of Option Shares or the acceptance of Stock Repayment Shares would cause GSK to be a holder of twenty percent (20%) or more of Exelixis' then outstanding Common Stock, GSK shall be relieved of its obligations to make such purchase(s) or accept such Stock Repayment Shares to the extent that the Shares acquired by GSK pursuant to the Transaction Documents would be equal to or exceed such twenty percent (20%) threshold. For clarification, the twenty percent (20%) ownership test shall be calculated in each instance immediately prior to the purchase of the Option Shares or the acceptance of any Stock Repayment Shares but shall include the number of Shares being purchased or accepted.

                                    ARTICLE 3
                            CLOSING; DELIVERY; NOTICE

     3.1 Initial Closing. The closing of the purchase and sale of the Initial Shares (the "Initial Closing") shall be held on November 1, 2002 at 10:00 a.m., California time, or within five (5) calendar days of such date as all applicable consents and approvals of Governmental Authorities required to be obtained in connection with the Transaction Documents have been obtained, including without limitation, the expiration or termination of the HSR Act waiting period, if any, or on such date Exelixis and GSK may otherwise agree.

     3.2  Payment  and  Delivery  of  the  Initial  Shares.

          3.2.1 Payment. Subject to the terms and conditions of this Stock Purchase Agreement, on the date of the Initial Closing, GSK shall pay the purchase price of the Initial Shares, as determined pursuant to Section 2.2 hereof, by wire transfer in immediately available funds to the account of Exelixis, in accordance with the wire instructions provided to GSK by Exelixis.

          3.2.2 Delivery. Subject to the terms and conditions of this Stock Purchase Agreement, on the date of the Initial Closing, Exelixis shall deliver to GSK a copy of the instructions from Exelixis to Exelixis' stock transfer agent dated no later than the date of the Initial Closing, which directs Exelixis' transfer agent to prepare and deliver to GSK a stock certificate representing the Initial Shares as soon as possible, but in no event later than ten (10) Trading Days following the Initial Closing.

     3.3  Payment  and  Delivery  of  the  Option  Shares.

          3.3.1 Notice. Subject to the terms and conditions of this Stock Purchase Agreement, if Exelixis elects, in its sole discretion, to exercise the Option, then no later than thirty (30) Trading Days after either (i) the date GSK selects the Expanded Program Option pursuant to the Development Agreement or
(ii) the date GSK selects or is deemed to have selected the Limited Program Option pursuant to the Development Agreement (either such date, the "Option Exercise Date"), Exelixis shall deliver to GSK written notice of such exercise (the "Exercise Notice"), as applicable.

          3.3.2 Payment. GSK shall pay the purchase price of the Option Shares, as applicable, as determined pursuant to Section 2.2 hereof, on or prior to the date which is fifteen (15) Trading Days after the date of the Exercise Notice (an "Option Closing Date"). Such purchase price shall be paid by wire transfer in immediately available funds to the account of Exelixis, in accordance with the wire instructions provided to GSK by Exelixis.

          3.3.3 Delivery. Upon receipt of the applicable purchase price, Exelixis shall issue instructions, dated not later than the Option Closing Date, to Exelixis' stock transfer agent directing Exelixis' transfer agent to prepare and deliver to GSK a stock certificate representing the applicable number of Option Shares, as soon as possible, but in no event later than two (2) Trading Days following the Option Closing Date.

     3.4  The  Stock  Repayment  Shares.

          3.4.1 Notice. Subject to, and in accordance with, the terms and conditions of this Stock Purchase Agreement and the Loan Agreement, if Exelixis elects to issue any of the Stock Repayment Shares, Exelixis shall deliver to GSK written notice of such election (the "Stock Repayment Notice") no later than thirty (30) days prior to a Payment Date (as defined in Section 5.1 of the Loan Agreement). Each Stock Repayment Notice shall set forth the Stock Repayment Amount applicable to each respective Stock Repayment and the closing date for such Stock Repayment.

          3.4.2 Stock Repayment Closings. Each closing date of a Stock Repayment shall be referred to as a "Stock Repayment Closing Date," and together with the Initial Closing and the Option Closing Date shall be collectively referred to herein as a "Closing"; provided, however, that each Stock Repayment Closing Date shall be the applicable Payment Date under Section 5.1 of the Loan Agreement, unless the Parties otherwise mutually agree.

          3.4.3 Delivery; Satisfaction of Obligation. At least three (3) Trading Days in advance of any Stock Repayment Closing Date, Exelixis shall issue instructions as follows:

               (a) if GSK is not a SEC Affiliate of Exelixis, then Exelixis shall issue instructions to Exelixis' stock transfer agent directing Exelixis' transfer agent to prepare and deliver to the account of GSK by an automated share transfer through the Depository Trust Company system ("DWAC"), that number of shares of Exelixis representing the applicable Stock Repayment Shares no later than the Stock Repayment Closing Date; or

               (b) if GSK is a SEC Affiliate of Exelixis as of the applicable Stock Repayment Closing Date, then Exelixis shall issue instructions to Exelixis' stock transfer agent, directing the transfer agent to prepare and deliver to Exelixis a stock certificate evidencing that number of shares representing the applicable Stock Repayment Shares, as soon as possible, but in no event later than one (1) Trading Day prior to the applicable Stock Repayment Closing Date, which stock certificate shall be delivered by Exelixis to GSK on the applicable Stock Repayment Closing Date; provided however, that Exelixis may only issue Stock Repayment Shares in accordance with Section 5.6 of the Loan Agreement.

               (c) Subject to GSK's receipt of the stock certificate or DWAC transfer, as the case may be, for the Stock Repayment Shares, the outstanding Obligations (as defined in the Loan Agreement) due under the terms of the Loan Agreement prior to such Stock Repayment shall be deemed repaid to the extent of the applicable Stock Repayment Amount.

     3.5 Location. Each Closing shall be held at the principal offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, or at such other place as Exelixis and GSK may agree.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF EXELIXIS

     Exelixis hereby represents and warrants to GSK as of the Effective Date, the Initial Closing, the Option Closing Date and Stock Repayment Closing Date, as applicable, as follows:

     4.1  Organization,  Good  Standings  and  Qualification.  Exelixis:

               (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing under the laws of the State of Delaware;

               (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and

               (c) is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     4.2 Authorization; Due Execution. Exelixis has the requisite corporate power and authority to enter into the Transaction Documents and to perform its obligations under the terms of the Transaction Documents. All corporate action on the part of Exelixis, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents has been taken. This Stock Purchase Agreement has been and shall be duly authorized, executed and delivered by Exelixis and, upon due execution and delivery by GSK of this Stock Purchase Agreement, will be a valid and binding agreement of Exelixis, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

     4.3 Capital Stock. At September 30, 2002, the authorized capital stock of Exelixis consisted of 100,000,000 shares of Common Stock, of which 57,196,682 shares were outstanding, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding. Except for shares of capital stock issued pursuant to employee benefit plans, no shares of capital stock of Exelixis have been issued, other than as reported in the most recent SEC Filing which includes information regarding Exelixis' capital stock. All of the outstanding shares of Exelixis' capital stock are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth in the SEC Filings, as defined below, and in the Transaction Documents, Exelixis has not agreed to register the sale of any of its securities under the Securities Act, and there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which Exelixis is or may be obligated to issue its Common Stock, preferred stock or warrants or options to purchase Common Stock or preferred stock. Except as set forth in the SEC Filings, no holder of any security of Exelixis is entitled to any rights of first refusal, preemptive or similar rights to purchase any securities of Exelixis (including, without limitation, the Shares). In the event GSK's beneficial ownership of Exelixis' shares of Common Stock exceeds five percent (5%), Exelixis represents and warrants, except as otherwise disclosed on Schedule 4.3, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, proxy or stockholder agreements, or other agreements or arrangements of any character or nature whatever, other than in connection with this Stock Purchase Agreement, pursuant to which Exelixis is obligated to issue any securities of any kind representing an ownership interest in it. Neither the offer nor the issuance or sale of the Shares constitutes an event under any anti-dilution provisions of any securities issued (or issuable pursuant to outstanding rights, warrants or options) by Exelixis or any agreements with respect to the issuance of securities by Exelixis, which will either increase the number of securities issuable pursuant to such provisions or decrease the consideration per share to be received by Exelixis pursuant to such provisions.

     4.4 Validity of Shares. The Shares, when issued, sold and delivered in accordance with the terms of, and for the consideration set forth in, this Stock Purchase Agreement, shall be duly authorized and validly issued and outstanding, fully paid, nonassessable, and free and clear of all pledges, liens, encumbrances and restrictions other than the restrictions on transfer set forth in Sections 5.3 and 7.4.

     4.5  SEC  Filings;  Financial  Statements.

          4.5.1 SEC Filings. Exelixis has timely filed with the SEC all reports, registration statements and other documents required to be filed by it (the "SEC Filings") under the Securities Act and the Exchange Act. The SEC Filings were prepared in accordance and, as of the date on which each such SEC Filing was filed with the SEC, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, or the Sarbanes-Oxley Act of 2002, as the case may be. None of such SEC Filings, including, without limitation, any Financial Statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected or superseded by any Exelixis' press releases provided to GSK or a later filing of any such form, report or document, none of the SEC Filings currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.5.2 Financial Statements. Each of the financial statements (including, in each case, any notes, exhibits and schedules thereto) contained in the SEC Filings was prepared (i) in the case of Forms 10-Q, in accordance with United States generally accepted accounting principles as promulgated by the SEC under Regulation S-X (ii) in the case of Forms 10-K, in accordance with United States generally accepted accounting principles, including those promulgated by the SEC under Regulation S-X, with such principles applied on a consistent basis throughout the periods indicated and (iii) in the case of any other SEC Filing which contains financial statements, in accordance with United States generally accepted accounting principles as promulgated by the SEC under Regulation S-X (the "Financial Statements"). The Financial Statements comply in all material respects with applicable accounting requirements and rules and regulations of the SEC, and each fairly presented the financial position, results of operations and changes in the financial position of Exelixis as of the respective dates thereof and for the respective periods indicated therein.

          4.5.3 No Material Adverse Effect. Except as disclosed in Exelixis' most recent SEC Filings, specifically including, but not limited to, the Financial Statements contained in such SEC Filings, if any, or other information provided to GSK in contemplation of the Transaction Documents, there has not been (i) any Material Adverse Effect, (ii) other than as contemplated in the Transaction Documents, any obligation, direct or contingent, that is material to Exelixis considered as one enterprise, incurred by Exelixis, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of Exelixis, or (iv) any loss or damage (whether or not insured) to the physical property of Exelixis which has been sustained which has a Material Adverse Effect.

     4.6 Litigation. Other than as described in the SEC Filings, there are no material Legal Proceedings pending or, to Exelixis' knowledge, threatened; nor, except as disclosed on Schedule 4.6, are there any formal inquiries or notices which may lead to the institution of such Legal Proceedings, against Exelixis or its properties, assets or business, which if adversely decided, would, individually or in the aggregate, have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Stock Purchase Agreement.

     4.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Exelixis is required in connection with the consummation of the transactions contemplated by this Stock Purchase Agreement, except for such approvals or consents required under the HSR Act, if any, and such other notices required or permitted to be filed with certain state and federal securities commissions after the Effective Date, which notices will be filed on a timely basis.

     4.8 Compliance with Applicable Laws and Other Instruments. Exelixis is not in violation of or default under its Operating Documents or, except as disclosed in the SEC Filings, of any Material Agreement to which it is a party or by which it is bound, or to its knowledge or to the knowledge of its executive officers, of any provision of federal or state law, or any judgment, order, writ, decree, statute, rule or regulation applicable to Exelixis, the violation of which, with respect to each of the above clauses, would have a Material Adverse Effect. Neither the execution or delivery of, nor the performance of or compliance with this Stock Purchase Agreement, the issuance of the Shares nor the consummation of the transactions contemplated by this Stock Purchase Agreement will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of Exelixis pursuant to, any Material Agreement to which Exelixis is a party or by which it or any of its properties, assets or rights is bound or affected or to its knowledge any provision of federal or state law or any judgment, order, writ, decree, statute, rule or regulation applicable to Exelixis the violation of which would have a Material Adverse Effect, and will not violate the Exelixis' Operating Documents.

     4.9 Compliance with Environmental Laws. Except as disclosed in the SEC Filings, Exelixis is not, to its knowledge, in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety which would have a Material Adverse Effect, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. To its knowledge, Exelixis does not have any material liability to any Governmental Authority or other Third Party arising under or as a result of any such past or existing statute, law or regulation.

     4.10 Taxes. Exelixis, and its majority-owned subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and Exelixis has no knowledge of any tax deficiency which has been or might be asserted or threatened against it or its majority-owned subsidiaries which would have a Material Adverse Effect.

     4.11 Insurance. Exelixis, and its majority-owned subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by Exelixis and its majority-owned subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     4.12 Properties. Exelixis has good and marketable title to all of the properties and assets reflected as owned in the Financial Statements included in the SEC Filings, and such properties and assets are not subject to any lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such Financial Statements, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by Exelixis. Exelixis holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of Exelixis. Except as disclosed in the SEC Filings, Exelixis owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

     4.13 Intellectual Property. To the best of the knowledge of Exelixis and its majority-owned subsidiaries (other than Artemis Pharmaceuticals GmbH), respectively, Exelixis, and such majority-owned subsidiaries (other than Artemis Pharmaceuticals GmbH): (i) own, or have obtained licenses or rights to use, all of the Intellectual Property necessary to carry out Exelixis' and its majority-owned subsidiaries (other than Artemis Pharmaceuticals GmbH) respective businesses as currently conducted or as Exelixis contemplates conducting its business from time to time in the future and as contemplated by the Transaction Documents; (ii) are not aware of any notice asserting any ownership rights to the Intellectual Property; (iii) are not aware of sales of any products that would constitute an infringement by Third Parties of the Intellectual Property;
(iv) are aware of no pending or threatened action, suit, proceeding or claim by a Third Party challenging the ownership rights in, validity or scope of, the Intellectual Property; and (v) are not aware of any pending or threatened action, suit, proceeding or claim by a Third Party asserting that Exelixis or its majority-owned subsidiaries (other than Artemis Pharmaceuticals GmbH) infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of any Third Party as would reasonably be expected to result in a Material Adverse Effect.

     4.14 Effect of Representations and Warranties. None of the representations, warranties or statements made to GSK in the Stock Purchase Agreement or in connection with the Stock Purchase Agreement contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made not misleading.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF GSK;
                     RESTRICTIONS ON TRANSFER OF THE SHARES

     5.1 Representations and Warranties. GSK hereby represents and warrants to Exelixis, as of the Effective Date, the Initial Closing, the Option Closing Date and Stock Repayment Closing Date, as applicable, as follows:

          5.1.1 Corporate Organization and Authority. GSK is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing under the laws of Pennsylvania.

          5.1.2 Authorization; Due Execution. GSK has the requisite corporate power and authority to enter into this Stock Purchase Agreement and the Transaction Documents and to perform its obligations under the terms of this Stock Purchase Agreement and the other Transaction Documents. All corporate action on the part of GSK, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Stock Purchase Agreement and the Transaction Documents has been taken. This Stock Purchase Agreement has been and shall be duly authorized, executed and delivered by GSK and, upon due execution and delivery by Exelixis of this Stock Purchase Agreement shall be a valid and binding agreement of GSK, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

          5.1.3 Investment Only. This Stock Purchase Agreement is made with GSK in reliance upon its representations to Exelixis, which by GSK's execution of this Stock Purchase Agreement GSK hereby confirms, that the Shares to be received by GSK shall be acquired for investment for GSK's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that GSK does not have any present intention of selling, granting any participation in or otherwise distributing the same. By executing this Stock Purchase Agreement, GSK further represents that it has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Shares.

          5.1.4 Experience. GSK represents that it: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (ii) has received all the information it has requested from Exelixis and considers necessary or appropriate for deciding whether to purchase the Shares; (iii) has had the opportunity to discuss Exelixis' business and financial affairs with its management; (iv) has the ability to bear the economic risks of its prospective investment; and (v) is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment.

          5.1.5 Accredited Purchaser. GSK certifies that it presently is, and shall as of the Effective Date, the Initial Closing, the Option Closing Date or Stock Repayment Closing Date, as applicable, be, an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

     5.2 No Registration. GSK understands that the Shares, other than the Stock Repayment Shares, have not been registered under the Securities Act on the grounds that the offer and sale of securities contemplated by this Stock Purchase Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that Exelixis' reliance upon such exemption is predicated upon GSK's representations set forth in this Stock Purchase Agreement.

     5.3 Limitations on Transfer. GSK covenants that, subject to other restrictions on transfer set forth elsewhere in this Stock Purchase Agreement, in no event shall it dispose of any of the Shares (other than pursuant to Rule 144 promulgated by the SEC under the Securities Act ("Rule 144") or any similar or analogous rule), unless and until (a) GSK shall have notified Exelixis of the proposed disposition, and (b) if requested by Exelixis, GSK shall have furnished Exelixis with an opinion of counsel reasonably satisfactory in form and substance to Exelixis and Exelixis' counsel, in the reasonable exercise of their judgment, to the effect that (i) such disposition shall not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. Notwithstanding the foregoing, GSK may sell the Stock Repayment Shares at any time and may transfer any Shares to a Permitted Transferee.

     5.4 Legend. Each certificate representing the Shares, other than the Stock Repayment Shares, shall be endorsed with substantially the following legends:
     (i) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND DELIVERY REQUIREMENTS OF SUCH ACT; and

     (ii) THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED OTHER THAN IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN STOCK PURCHASE AND STOCK ISSUANCE AGREEMENT, DATED OCTOBER 28, 2002, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY; and

     (iii) ANY LEGEND REQUIRED TO BE PLACED ON THE STOCK CERTIFICATES UNDER APPLICABLE STATE SECURITIES LAWS.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

     6.1 Conditions to Obligations of GSK to Consummate each Closing. The obligation of GSK to consummate each Closing and to purchase and pay for, or otherwise accept, as applicable, the Shares being issued pursuant to this Stock Purchase Agreement is subject to the satisfaction or GSK's waiver, on or prior to each Closing, of each of the following conditions, as applicable:

          6.1.1 Exelixis' representations and warranties contained in this Stock Purchase Agreement, as updated by Exelixis' most recent SEC Filings, are and will be true and correct as of the date of the Initial Closing and each of the Option Closing Dates or Stock Repayment Closing Dates, as applicable, as though made on and as of that date.

          6.1.2 An officer's certificate executed by Exelixis' Chief Executive Officer or Chief Financial Officer shall have been delivered to GSK (the "Officer's Certificate") in the form attached hereto as Exhibit "A" certifying, among other things, that the representations and warranties contained in this Stock Purchase Agreement are true and correct as of the Closing Date and that no events which had a Material Adverse Effect, occurred during the period used to calculate the purchase price of the Shares subject to the Closing.

          6.1.3 The Transaction Documents shall have been executed and delivered by Exelixis.

          6.1.4 Exelixis and GSK shall have obtained all consents (including, without limitation, the expiration or termination of the HSR Act waiting period, if any, and all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Stock Purchase Agreement or any Closing hereunder), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Stock Purchase Agreement.

          6.1.5 No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the purchase of, or payment for, the Shares by GSK or otherwise preventing the consummation of any of the transactions contemplated under this Stock Purchase Agreement.

          6.1.6 There shall be no Legal Proceeding challenging this Stock Purchase Agreement or the transactions contemplated by this Stock Purchase Agreement, or seeking to prevent or delay the consummation of any Closing, instituted and pending before any court or Government Authority.

          6.1.7 The Common Stock of Exelixis shall be trading or listed on a National Securities Market.

          6.1.8 Exelixis shall not be insolvent, filed a petition for voluntary bankruptcy or have become the subject of an involuntary bankruptcy proceeding, made an assignment for the benefit of creditors, been voluntarily or involuntarily dissolved or has had a receiver, trustee or other court officer appointed for its property.

          6.1.9  A  Change  of  Control  shall not have occurred as described in
Section  13.1  of  the  Development  Agreement.

          6.1.10  All  Stock  Repayment Shares issued to GSK pursuant to Section
2.4 of this Stock Purchase Agreement shall have been registered under the Securities Act on any SEC registration statement form used to register shares that Exelixis is eligible to use prior to GSK's acceptance of such Stock Repayment Shares and shall be immediately available for transfer or disposal by GSK, subject to GSK not being deemed a SEC Affiliate of Exelixis, in which case the stock certificates shall contain appropriate legends.

          6.1.11 GSK shall have received an opinion of Cooley Godward LLP, dated as of the date of the Initial Closing or an applicable Closing, in substantially the form attached hereto as Exhibit "B".

          6.1.12 Exelixis shall have promptly delivered to GSK copies of any amendments or modifications to its Operating Documents certified by the Secretary of State of Delaware, and, with respect to the bylaws, the Secretary of Exelixis.

          6.1.13 With respect to the Stock Repayment Shares, the Development Agreement shall not have been terminated by GSK pursuant to Sections 12.2.1,
12.3.1  or  12.4  of  the  Development  Agreement.

          6.1.14 There shall not have occurred a Material Breach by Exelixis that has not been cured in accordance with the provisions of Section 12.2.1 of the Development Agreement.

     6.2 Conditions to Obligations of Exelixis to Consummate each Closing. The obligations of Exelixis to consummate each Closing and to sell and issue the Shares is subject to the satisfaction or Exelixis' waiver, on or prior to each Closing, of each of the following conditions, as applicable:

          6.2.1 GSK's representations and warranties contained in this Stock Purchase Agreement are true and correct as of the date of the Initial Closing and each of the Option Closing Dates or Stock Repayment Closing Dates, as applicable, as though made on and as of that date.

          6.2.2 The Transaction Documents shall have been executed and delivered by GSK.

          6.2.3 Exelixis and GSK shall have obtained all consents (including without limitation, the expiration or termination of the HSR Act waiting period, if any, and all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Stock Purchase Agreement or any Closing hereunder), permits and waivers necessary or appropriate for consummation of the transactions contemplated under this Stock Purchase Agreement.

          6.2.4 No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, executive order, decree, injunction or other order which is then in effect and has the effect of making illegal the purchase of, or payment for, the Shares by GSK or otherwise preventing the consummation of any of the transactions contemplated under this Stock Purchase Agreement.

          6.2.5 There shall be no Legal Proceeding challenging this Stock Purchase Agreement or the transactions contemplated by this Stock Purchase Agreement, or seeking to prevent or delay the consummation of any Closing, instituted and pending before any court or Government Authority.

                                    ARTICLE 7
                   ADDITIONAL AGREEMENTS; LOCK UP; STANDSTILL

     7.1  Registration  of  Shares.

          7.1.1  Registration  Requirements.

               (a) Required Registration. In the event that any of the Initial Shares or the Option Shares (the "Registrable Shares") issued pursuant to this Stock Purchase Agreement have not been held by GSK, or a Permitted Transferee of GSK, for over one (1) year (if GSK is not a SEC Affiliate under Rule 144) or over two (2) years (if GSK is a SEC Affiliate under Rule 144), at such time as they become available for resale in accordance with the terms and conditions of
Section 7.4 hereof (the "Registration Trigger Date"), Exelixis shall either: (i) work diligently using its reasonable efforts, and as soon as reasonably practicable after the Registration Trigger Date (but in no event later than forty-five (45) days after the Registration Trigger Date), to file with the SEC a registration statement on Form S-3, covering the Registrable Shares (the "Resale Registration Statement"), and shall secure the effectiveness of the Resale Registration Statement as soon as reasonably practicable thereafter or
(ii) for shares held at least two (2) years, provide GSK with a replacement stock certificate without legends in a form ready for transfer or disposal or deliver the shares to the account of GSK by an automated share transfer through the DWAC in uncertificated form and remove any stop transfer order attached thereto in order to ensure that such shares are freely tradable.

               (b) Effectiveness. Subject to Section 7.1.4, Exelixis shall be obligated to maintain the effectiveness of the Resale Registration Statement and any registration statement filed in connection with the issuance of the Stock Repayment Shares (together with the Resale Registration Statement referred to in this Section 7.1 as the "Registration Statements") with the SEC until the earlier of (i) the sale of all of the Registrable Shares or (ii) the time all otherwise unsold Registrable Shares may be sold pursuant to Rule 144(k).

               (c) Repurchase. If Exelixis is unable to cause the Resale Registration Statement to become effective within one hundred eighty (180) days of the Registration Trigger Date, Exelixis, subject to applicable law, shall, if GSK so requests in writing not later than ninety (90) days after the expiration of such one hundred eighty (180) day period, purchase from GSK the Registrable Shares for a purchase price equal to GSK's purchase price for such Registrable Shares. Such repurchase shall be effected not later than thirty (30) days after Exelixis' receipt of GSK's request therefor; provided, however, that if, at any time prior to the date such repurchase is being effected, such Registrable
Shares may be sold pursuant to Rule 144, then Exelixis' obligation to so repurchase shall be of no force and effect.

          7.1.2 Incidental Registration. If Exelixis at any time (but subject to Section 7.4 hereof) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering Registrable Shares for sale to the public), each such time it will promptly give written notice of its intentions to GSK (an "Incidental Registration"). Upon the written request of GSK, received by Exelixis within ten (10) days after the giving of any such notice by Exelixis, to register any of its securities which are not yet registered under the Securities Act (which request shall state the intended method of disposition thereof), Exelixis will use its reasonable efforts to cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Exelixis, all to the extent requisite to permit the sale or other disposition by GSK (in accordance with its written request) of such Registrable Shares so registered. In the event that any registration pursuant to this Section shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Exelixis; and subject to the foregoing, any reduction of the number of shares of Registrable Shares shall be accomplished by excluding all or a portion of the shares proposed to be included by holders of Registrable Shares and other securities with registration rights who have elected to participate in such registration, with such reduction in the number of shares in the offering required by the managing underwriter because of market conditions to be borne pro-rata by all holders of Registrable Shares and other securities who elected to participate in such registration, with each holder of Registrable Shares and other securities that is participating in the offering sharing the reduction in the ratio that the number of shares proposed to be registered by such holder of Registrable Shares or other securities bears to the total number of shares of Registrable Shares or other securities proposed to be registered by all holders of Registrable Shares or other securities. Notwithstanding the foregoing provisions, Exelixis may withdraw any registration statement referred to in this
Section 7.1.2 without thereby incurring any liability to the holders of Registrable Shares.

          7.1.3 Registration Expenses. Exelixis shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and GSK shall pay all Selling Expenses (as defined below) that relate to the Registrable Shares or the Stock Repayment Shares, as applicable. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Exelixis in complying with the registration provisions herein described, including, without limitation, all registration, qualification, compliance and filing fees, printing expenses, fees and disbursements of counsel for Exelixis, blue sky fees and expenses and accounting fees (including the expense of any special audits incident to or required by any such registration). "Selling Expenses" shall mean all fees of counsel for GSK, selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Shares or the Stock Repayment Shares, as applicable.

          7.1.4 Registration Suspension. Exelixis shall, upon (i) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statements or the initiation of proceedings with respect to the Registration Statements under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which the Registration Statements or the related preliminary or final prospectuses shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of Exelixis, makes it appropriate to suspend the availability of the Registration Statements and the related prospectuses:

               (a)  in  the  case  of  clause  (ii) above, subject to the clause
(iii), as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Registration Statements or a supplement to the related prospectuses or any document incorporated therein by reference or file any other required document that would be incorporated by reference into the Registration Statements and the related prospectuses so that the Registration Statements and the related prospectuses do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares or the Stock Repayment Shares, as applicable, being sold thereunder, and, in the case of a post-effective amendment to the Registration Statements, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as is practicable, and

               (b) give notice to GSK that the availability of the Registration Statements is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, GSK agrees not to sell any Registrable Shares or the Stock Repayment Shares, as applicable, pursuant to the Registration Statements until such time as GSK receives copies of the supplemented or amended prospectuses provided for in clause (a) above, or until it is advised in writing by Exelixis that the prospectuses may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectuses. Exelixis shall use all reasonable efforts to ensure that the use of the prospectuses may be resumed (x) in the case of clauses (i) and
(ii) above, as promptly as is practicable, and (y) in the case of clause (iii) above, as soon as, in the reasonable judgment of Exelixis, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of Exelixis or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter. Exelixis shall be entitled to exercise its right under this Section 7.1.4 to suspend the availability of each of the Registration Statements or any related prospectuses no more than two (2) times in any twelve
(12) month period, and any such period during which the availability of the Registration Statements and any related prospectuses is suspended (the "Deferral Period") shall not exceed thirty (30) days. The period of any such Deferral Period shall be added to the period of time Exelixis has agreed to keep the Registration Statements effective. Exelixis shall use all reasonable efforts to limit the duration and number of any Deferral Periods. GSK hereby agrees that upon receipt of any Deferral Notice from Exelixis, GSK shall, and shall cause each of its officers, directors, employees, affiliates, advisors, agents and representatives to, keep confidential all nonpublic information set forth in such notice including the existence or terms of such Deferral Notice.

          7.1.5 Registration Procedures. In the case of any registration effected by Exelixis pursuant to Section 7.1, Exelixis shall use all reasonable efforts:

               (a) to respond promptly to any comments of the SEC relating to the Registration Statements, and to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the related prospectuses as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares or the Stock Repayment Shares, as applicable, covered by the Registration Statements;

               (b) to furnish such number of Registration Statements and other documents incident thereto, including any amendment of or supplement to the Registration Statements or related prospectuses, as GSK may reasonably request to facilitate the public sale or other disposition of all or any of the Registrable Shares or the Stock Repayment Shares, as applicable; and

               (c) to file the documents required of Exelixis and otherwise use all reasonable efforts to register and qualify the Registrable Shares or the Stock Repayment Shares, as applicable, covered by the Registration Statements under such other securities or blue sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of Exelixis; provided, however, that Exelixis shall not be required to qualify to do business or to file a general consent to service of process in any state in which it is not now so qualified or has not so consented except as may be required by the Securities Act.

          7.1.6  Indemnification.

               (a) Indemnification by Exelixis. Exelixis agrees to indemnify and hold harmless GSK (and its officers, directors, Affiliates and agents), from and against any and all losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) to which any of them may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in the Registration Statements (on the respective effective dates thereof), or the related prospectuses and any amendments or supplements thereto, or (ii) any failure by Exelixis to fulfill any undertaking included in the Registration Statements. Exelixis shall, as incurred, reimburse the indemnified parties herein for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such claims, actions or proceedings in respect thereof; provided, however, that the indemnity agreement contained in this Section 7.1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense, if such settlement is effected without the consent of Exelixis (which such consent shall not be unreasonably withheld) and, provided, further, that Exelixis shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises out of, or is based upon
(A) any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in the Registration Statements (on the respective effective dates thereof), or the related prospectuses and any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to Exelixis by GSK specifically for use in preparation of such document, or (B) an untrue statement or omission in the related prospectuses and any amendments or supplements thereto, that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to GSK prior to the sale or sales from which a loss or liability arose.

               (b) Indemnification by GSK. GSK agrees to indemnify and hold harmless Exelixis (and its officers, directors, Affiliates and agents), from and against any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) to which any of them may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in the Registration Statements (on the respective effective dates thereof), or the related prospectuses and any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to Exelixis by or on behalf of GSK specifically for use in preparation of such document; provided, however, that the indemnity agreement contained in Section 7.1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense, if such settlement is effected without the consent of GSK (which such consent shall not be unreasonably withheld) and that GSK shall not be liable in any such case for any (A) untrue statement or omission in the Registration Statements or the related prospectuses and any amendments or supplements thereto, which statement or omission has been corrected, in writing, by GSK and delivered to Exelixis ten (10) days before the sale from which such loss occurred, or (B) untrue statement or omission in the related prospectuses and any amendments or supplements thereto or that is corrected in any subsequent prospectus, or amendment or supplement thereto, and delivered to GSK prior to the sale or sales from which a loss or liability arose. GSK shall, as incurred, reimburse the indemnified parties herein for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such claims, actions or proceedings in respect thereof.

               (c) Indemnification Procedure. Promptly after receipt by any indemnified party of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying party pursuant to this Section 7.1.6(c), such indemnified party shall notify the indemnifying party in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall have been brought against an indemnified party and the indemnifying party shall have been notified thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense of such action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified party for the same counsel to represent both the indemnified party and such indemnifying party or any affiliate or associate thereof, the indemnified party shall be entitled to retain its own counsel at the expense of such indemnifying party. Failure of any indemnifying party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7.1.6. No indemnifying party, in the defense of any such claim or action, except with the consent of each indemnified party, shall consent to entry of any judgment or enter into any settlement.

               (d)  Other  Liability.  The obligations of Exelixis and GSK under
Section 7.1 shall be in addition to any liability which Exelixis and GSK may otherwise have to each other.

     7.2 Filings. Exelixis covenants and agrees to use all reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required of Exelixis under the Securities Act and Exchange Act, and (iii) provide GSK, upon written request, with written assurance that Exelixis has made and kept such public information available and has timely filed all reports and other documents required of Exelixis under the Securities Act and Exchange Act.

     7.3 Other Actions. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall in good faith, use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated under this Stock Purchase Agreement, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Exelixis as are necessary for the execution, delivery and performance of this Stock Purchase Agreement.

     7.4  Lock  Up  and  Selling  Restrictions.

          7.4.1 Subject to Section 7.9, GSK agrees that for a period of [*] following the date of the Initial Closing or [*] following the Option Closing Date, as applicable, (the "Restricted Period"), neither GSK, nor any of its Affiliates, shall offer, sell, contract to sell, pledge, grant an option to purchase, make a short sale or otherwise dispose of any Initial Shares or Option Shares held by GSK or any of its Affiliates, or grant an option or other rights to any Person to acquire any Initial Shares or Option Shares, without the prior written consent of Exelixis.

          7.4.2 GSK agrees that in each full calendar year from and after the earlier to occur of (i) the expiration of the Restricted Period or (ii) [*] (either such date, the "Limited Release Date"), GSK and/or its Affiliates shall not offer, sell, contract to sell, pledge, grant an option to purchase, make a short sale or otherwise dispose of greater than [*] of the total number of any Initial Shares and Option Shares purchased by GSK pursuant to this Stock Purchase Agreement. For periods after the Limited Release Date of less than a full calendar year, GSK shall be permitted to dispose of that pro-rata number of Initial Shares and Option Shares which shall be determined by multiplying [*] of the total number of Initial Shares and Option Shares, purchased by GSK by a fraction, the numerator of which is total number of days in that given year from the Limited Release Date to the last calendar day in such year and denominator of which is three hundred and sixty-five (365). The restrictions imposed by this
Section 7.4.2 shall terminate on [*], subject to extension by [*] if the Restricted Period is extended pursuant to the provisions set forth in Section
7.4.4  of  this  Stock  Purchase  Agreement.

          7.4.3 During the Restricted Period, the consent of Exelixis shall not be required for the transfers by GSK of all or a portion of the Shares to its Affiliates (a "Permitted Transferee"); provided, however, that such Affiliate agrees to become a party to, and be bound by, all of the terms and conditions of this Stock Purchase Agreement by duly executing and delivering to Exelixis an Instrument of Adherence in the form attached as Exhibit "C" hereto.

          7.4.4  Notwithstanding  anything  to  the  contrary  contained in this
Section 7.4 or Section 7.9 hereof, in the event of termination of the Development Agreement by either: (A) GSK pursuant to Section 12.3.2 of the Development Agreement; or (B) Exelixis (i) pursuant to Section 12.2.1 of the Development Agreement upon Material Breach by GSK; or, (ii) pursuant to Section
12.4  of  the  Development Agreement upon the insolvency of GSK, as set forth in
Section  12.6.4  of  the Development Agreement, in each of clause (A), (B)(i) or
(B)(ii), the Restricted Period shall be extended for a period of [*] following the effective date of such termination by GSK or Exelixis, as applicable.

     7.5 Standstill. Subject to Section 7.6, prior to [*] (the "Standstill Period"), neither GSK nor any of its Affiliates shall, in any manner, directly or indirectly, except as agreed by Exelixis in writing or as provided expressly under this Stock Purchase Agreement:

          7.5.1 make, effect, initiate, cause or participate in any acquisition of beneficial ownership of any securities or any assets of Exelixis or any securities or any assets of any Exelixis' majority-owned subsidiaries or any other Affiliate of Exelixis;

          7.5.2 form, join or participate in a "group" (as defined in the Exchange Act) with respect to the beneficial ownership of any securities of Exelixis;

          7.5.3 agree or offer to take, or encourage or propose (publicly or otherwise) the taking of any action referred to in subsections 7.5.1 or 7.5.2 of this Section 7.5; or

          7.5.4 assist, induce or encourage any other Person to take any action of the type referred to in subsections 7.5.1, 7.5.2 or 7.5.3 of this Section 7.5.

     7.6 Conditions Eliminating Standstill. Notwithstanding the restrictions set forth in Section 7.5, the obligations of GSK during the Standstill Period as set forth in Section 7.5 shall not apply and will have no force or effect under the following circumstances; provided, however, that neither GSK, nor any of it Affiliates, shall take any action that would impair GSK's obligations to purchase, or otherwise accept, the Shares under the terms of this Stock Purchase Agreement: [*]

     7.7 Conditions Eliminating Lock Up. Notwithstanding the restrictions set forth in Section 7.4.1, the obligations of GSK during the Restricted Period as set forth in Section 7.4.1 shall not apply and will have no force or effect under the following circumstances: [*]

     7.8 Use of Proceeds. Exelixis shall use the proceeds received from the issuance of the Shares for the funding of activities contemplated in the Development Agreement over the course of its term.

     7.9 Exelixis Repurchase Option. In the event of termination of the Development Agreement by either (A) GSK pursuant to Section 12.3.2 of the Development Agreement or (B) Exelixis pursuant to Section 12.2.1 of the Development Agreement upon Material Breach by GSK or pursuant to Section 12.4 of the Development Agreement upon the insolvency of GSK, as set forth in Section
12.6.4 of the Development Agreement, Exelixis shall have the right, but not the obligation, subject to applicable law, to repurchase from GSK, for a [*] period following notice by the terminating Party that it is terminating the Development Agreement, any or all of the Initial Shares or Option Shares held by GSK at the time of such termination as follows:

          7.9.1 In the event of termination by GSK pursuant to Section 12.3.2 of the Development Agreement, then Exelixis may repurchase any or all of the Initial Shares or Option Shares then held by GSK at a price per share equal to [*], as applicable.

          7.9.2  In  the  event  of  termination by Exelixis pursuant to Section
12.2.1 of the Development Agreement upon Material Breach by GSK or Section 12.4 of the Development Agreement upon GSK's insolvency, then in accordance with the provisions set forth in Section 12.6.4 of the Development Agreement, Exelixis may repurchase any or all of the Initial Shares or Option Shares then held by GSK at a price per share equal to [*] of the Repurchase Market Value of such shares as of the effective date of such termination. The "Repurchase Market Value" of the Common Stock shall be deemed to be the average of the opening and closing sale prices of the Common Stock as reported by the National Securities Market on which the Common Stock trades or is listed for the [*] consecutive Trading Days immediately preceding and the [*] consecutive Trading Days immediately following the effective date of termination of such Development Agreement.

          7.9.3 Exelixis shall give GSK a written notice, of not less than [*] Trading Days, of its intent to effect a repurchase pursuant to either Section
7.9.1 or Section 7.9.2, which notice shall specify the number of shares being repurchased, the aggregate repurchase price determined and payable in accordance with the terms set forth in Section 7.9.1 or Section 7.9.2, as applicable, and the time, place and date for settlement of such repurchase. On such settlement date, Exelixis shall deliver to GSK the repurchase price for the shares being repurchased in accordance with the terms set forth in Section 7.9.1 or Section 7.9.2, as applicable, and GSK shall surrender to Exelixis the stock certificate(s) or other evidence representing such shares. Upon delivery of the notice and payment of the repurchase price pursuant to this Section 7.9.3, Exelixis shall become the legal and beneficial owner of the shares being repurchased and all rights and interest therein or related thereto, and Exelixis shall have the right to transfer to its own name the shares being repurchased.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Publicity. Neither Party shall originate any written publicity, news release or other announcement or statement relating to the announcement or terms of this Stock Purchase Agreement except in compliance with the provisions set forth in Section 14.1 of the Development Agreement. Notwithstanding anything to the contrary set forth above, the provisions of this
Section  8.1  shall  not  apply  to  Exelixis'  SEC  Filings.

     8.2 Dispute Resolution. Prior to the commencement of any litigation under this Stock Purchase Agreement, the Parties shall follow the provisions set forth in Section 14.2 of the Development Agreement.

     8.3 Governing Law. This Stock Purchase Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, U.S.A., without reference to conflicts of laws principles.

     8.4 Assignment. This Stock Purchase Agreement may be assigned by GSK to an Affiliate without the written consent of Exelixis; but shall not be assignable by Exelixis, to an Affiliate, or by either Party to any Third Party, without the prior written consent of the other Party hereto. Notwithstanding the foregoing, either Party may assign this Stock Purchase Agreement, without the written consent of the other Party, to an Affiliate or to an entity that acquires all or substantially all of the business or assets of such Party (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms and conditions of the Stock Purchase Agreement. No assignment and transfer shall be valid and effective unless and until (a) the assignee/transferee shall agree in writing to be bound by the provisions of the Stock Purchase Agreement, (b) with respect to an assignment or transfer by Exelixis, the Loan Documents are assigned/transferred to the same assignee/transferee concurrently with this Stock Purchase Agreement and (c) with respect to an assignment or transfer by Exelixis, the assignee or transferee shall have executed and recorded such documents as may be required in the reasonable judgment of GSK to perfect GSK's interest in the Collateral (as that term in defined in the Loan Agreement) under the Loan Documents. The terms and conditions of the Stock Purchase Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

     8.5 Performance Warranty. Each Party hereby warrants and guarantees the performance of any and all obligations by its Affiliate(s).

     8.6 Notices. Any notice or request required or permitted to be given under or in connection with this Stock Purchase Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

     If  to  Exelixis,
     addressed  to:        Exelixis,  Inc.
                           170  Harbor  Way
                           PO  Box  511
                           South  San  Francisco,  CA  94083
                           Attention:  Chief  Financial  Officer
                           Telephone: [*]
                           Telecopy:  [*]

     with  a  copy  to:    Cooley  Godward  LLP
                           Five  Palo  Alto  Square
                           3000  El  Camino  Real
                           Palo  Alto,  CA  94306
                           Attention:  Robert  L.  Jones,  Esq.
                           Telephone: [*]
                           Telecopy:  [*]

     If  to  GSK,
     addressed  to:        SmithKline  Beecham  Corporation,
                           doing  business  as  GlaxoSmithKline
                           2301  Renaissance  Blvd.  (Bldg.  #510)
                           King  of  Prussia,  Pennsylvania  19406
                           Attention:  Vice  President,  Alliance  and
                           Joint  Venture  Management
                           Telephone: [*]
                           Telecopy:  [*]

     with  a  copy  to:    GlaxoSmithKline
                           Corporate  Legal  Department
                           One  Franklin  Plaza
                           200  N.  16th  Street  /  FP  2355  (DP)
                           Philadelphia,  PA  19103
                           Attention:  Vice  President
                           and  Associate  General  Counsel
                           Telephone: [*]
                           Telecopy:  [*]

or to such other address for such Party as it shall have specified by like notice to the other Parties, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service.

     8.7 Force Majeure. No Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Stock Purchase Agreement for failure or delay in fulfilling or performing any obligation of this Stock Purchase Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Stock Purchase Agreement, force majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In the event of force majeure, Exelixis or GSK, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Stock Purchase Agreement as it is thereby disabled from performing for so long as such Party is so disabled, up to a maximum of ninety
(90) days, after which time, the Party not affected by the force majeure, may terminate this Stock Purchase Agreement. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

     8.8 Waiver. Neither Party may waive or release any of its rights or interests in this Stock Purchase Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Stock Purchase Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

     8.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

     8.10 Entire Agreement. This Stock Purchase Agreement, together with the schedules and exhibits hereto, and the accompanying Development Agreement and Loan Agreement set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Stock Purchase Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

     8.11 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Stock Purchase Agreement.

     8.12 Use of Name. Any rights or restrictions concerning the use of the name or other designation of the Parties or any other trade name, trademark or logos of the Parties for any purpose shall be governed by the provision pertaining thereto as set forth in the Development Agreement.

     8.13 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Stock Purchase Agreement. The Parties shall cooperate fully in obtaining any governmental approvals or consents as may be necessary in order to carry out the purposes and intent of this Stock Purchase Agreement, including without limitation any filings and approvals as may be required under the HSR Act.

     8.14 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Stock Purchase Agreement, any investigation at any time made by or on behalf of GSK, and the sale and issuance of the Shares and payment therefor until the earlier of (a) the resale of any Shares issued pursuant to this Stock Purchase Agreement, or (b) the first anniversary of the last Closing.

     8.15 Parties in Interest. All of the terms and provisions of this Stock Purchase Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

     8.16 Construction of Agreement. The terms and provisions of this Stock Purchase Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Stock Purchase Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Stock Purchase Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Stock Purchase Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Stock Purchase Agreement.

     8.17 Counterparts. This Stock Purchase Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Stock Purchase Agreement from separate computers or printers. Facsimile signatures shall be treated as original signatures.

     8.18  Finder's  Fees.

          8.18.1 Exelixis (i) represents and warrants that it has retained no investment bankers, finders or brokers in connection with the transactions contemplated by this Stock Purchase Agreement and (ii) hereby agrees to indemnify and to hold GSK harmless of and from any costs, expenses or liability for any commission or compensation in the nature of a finder's fee to any investment banker, finder, broker or other Person or firm (including legal fees and other costs and expense of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

          8.18.2 GSK (i) represents and warrants that it has retained no investment bankers, finders or brokers in connection with the transactions contemplated by this Stock Purchase Agreement and (ii) hereby agrees to indemnify and hold Exelixis harmless of and from any costs, expenses or liability for any commission or compensation in the nature of a finder's fee to any investment banker, finder, broker or other Person or firm (including legal fees and other costs and expense of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

     8.19 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLCABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS STOCK AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS STOCK AGREEMENT AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.19.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement by their duly authorized representatives as of the date first written above.


EXELIXIS,  INC.                          SMITHKLINE  BEECHAM  CORPORATION

By:     /s/  Bob  Myers                  By:     /s/  Donald  F.  Parman
        ---------------------------              --------------------------

Title:  Executive  Vice  President,      Title: Vice President & Secretary
        ---------------------------             ---------------------------
        Pharmaceuticals
        ---------------


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                  SCHEDULE 4.3

                       SCHEDULE OF OUTSTANDING SECURITIES


Not  applicable  at  the  Initial  Closing.

                                  SCHEDULE 4.6

                      DISCLOSURE OF OUTSTANDING LITIGATION

None.

                                    EXHIBIT A

                          FORM OF OFFICER'S CERTIFICATE


     TO:     SMITHKLINE  BEECHAM  CORPORATION

I am the duly appointed [Chief Financial Officer] of Exelixis, Inc., a Delaware corporation ("Exelixis"), and am duly authorized to execute this certificate for and on behalf of Exelixis. For the purposes of this certificate, "Stock Purchase Agreement" means the Stock Purchase and Stock Issuance Agreement dated as of October 28, 2002 by and between SmithKline Beecham Corporation and Exelixis and, unless the context otherwise requires, the capitalized terms used in this certificate shall have the meanings ascribed to them in the Stock Purchase Agreement.

I do hereby certify in my capacity as [Chief Financial Officer] of Exelixis, on behalf of Exelixis and not in my personal capacity, as follows.

1. The representations and warranties of Exelixis as set forth in the Stock Purchase Agreement are true and correct as of the Closing Date, as if made as of such date; and

2. No events which have had a Material Adverse Effect on Exelixis have occurred during the period used to calculate the purchase price of the shares of Common Stock of Exelixis subject to the Closing.


DATED  at  ______________,  California,  this  __  day  of  _________,  200_.


EXELIXIS,  INC.
by  its  authorized  signatory:


_______________________________________

                                    EXHIBIT B

                       FORM OF COOLEY GODWARD LLP OPINION

1. Exelixis, Inc. (the "Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is qualified as a foreign corporation to do business and is in good standing in the State of California and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

2. The Company has the corporate power and authority to own or lease its property and to conduct its business as currently conducted and as described in the SEC Filings, and to enter into the Stock Purchase Agreement, issue the Shares and to carry out and perform its obligations under the Stock Purchase Agreement.

3. The Stock Purchase Agreement has been duly authorized, executed and delivered by, and is a legal, valid and binding agreement of, the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to general principles of equity and to limitations on availability of equitable relief, including specific performance, and except as rights to indemnification in Section 7.1.6 thereof may be limited under applicable law.

4. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Stock Purchase Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or, to our knowledge, similar rights.

5. With respect to the issuance of Initial Shares and Option Shares: Based upon the representations, warranties and agreements of SmithKline Beecham Corporation (the "Purchaser") in Article 5 of the Stock Purchase Agreement, the offer and sale of the Shares to the Purchaser under the Stock Purchase Agreement are exempt from the registration requirements of the Securities Act.

     With respect to the issuance of Stock Repayment Shares: The registration statement covering the Shares was declared effective under the Securities Act at ______ [a.m./p.m.] on ___________, 20__, and, to our knowledge, no stop order suspending the effectiveness of such registration statement has been issued and, to our knowledge, no proceeding by the SEC for that purpose is pending.

6. The execution and delivery of the Stock Purchase Agreement will not result in any violation of, be in conflict with, or constitute a default under (i) any provision of the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound and of which we have knowledge.

                                    EXHIBIT C

                             INSTRUMENT OF ADHERENCE

     Reference is hereby made to that certain Stock Purchase and Stock Issuance Agreement, dated as of October 28, 2002, between Exelixis, Inc., a Delaware corporation ("Exelixis"), and SmithKline Beecham Corporation ("GSK"), as may be amended and in effect from time to time (the "Stock Purchase Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

     The undersigned, in order to become the owner or holder of _______________ shares (the "Transferred Shares") of Common Stock of Exelixis, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Stock Purchase Agreement in the capacity of a Permitted Transferee with respect to such Transferred Shares, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Stock Purchase Agreement that are applicable to Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Stock Purchase Agreement immediately upon execution.

     Executed  under  seal  as  of  the  date  set forth below under the laws of
________________.


                                         Signature:_____________________
                                                   Name:
                                                   Title:

Accepted:

Exelixis,  Inc.


By:________________________
   Name:
   Title:
   Date: